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                                                                  Exhibit 3(a)

                            ARTICLES OF INCORPORATION

                                       OF

                        INTERACTIVE NETWORKS INCORPORATED



Pursuant to Section 55-2-02 of the General Statutes of North Carolina, the undersigned person does hereby submit these Articles of Incorporation for the purpose of establishing a business corporation:

1.       The name of the corporation is Interactive Networks Incorporated.

2. The number of shares the corporation is authorized to issue is 5,000,000 shares of Common Stock.

3. The street address and county of the initial registered office of the corporation are Suite 1500, Renaissance Plaza, 230 North Elm Street, Greensboro, North Carolina, 27401, Guilford County, and the name of the registered agent at that address is Doris R. Bray.

         The mailing address of the initial registered office of the corporation is P.O. Box 21847, Greensboro, North Carolina 27420

4. The name and address of the incorporator are Doris R. Bray, Suite 1500, Renaissance Plaza, 230 North Elm Street, Greensboro, North Carolina 237401

5.       These articles will be effective upon filing.

This the 24th day of February, 1993.


                                                     Doris R. Bray, Incorporator



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                              ARTICLES OF AMENDMENT

                                       OF

                        INTERACTIVE NETWORKS INCORPORATED


         The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

         1.       The name of the corporation is Interactive Networks
                  Incorporated.

         2. The Articles of Incorporation of the corporation are hereby amended as follows:

                  (a) Article 1 of the Articles of Incorporation is hereby amended in its entirety to read as follows:

                           1. The name of the corporation is Inter(bullet)Act Systems, Incorporated.

                  (b) Article 2 of the Articles of Incorporation is hereby amended its entirety to read as follows:

                           2. The number of shares the corporation is authorized to issue is 10,000,000 shares of Common Stock.

         3. The foregoing amendments were approved on the 26th day of May, 1994 by the shareholders of the corporation as required by the North Carolina Business Corporation Act.

         4.       These Articles of Amendment shall be effective on June 8,
1994.

                  This the 6th day of June, 1994.


                                             INTERACTIVE NETWORKS INCORPORATED



                                                 By:
                                                 William F. Penwell, President



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                              ARTICLES OF AMENDMENT

                                       OF

                     INTER(bullet)ACT SYSTEMS, INCORPORATED


         The undersigned corporation hereby submits these articles of amendment for the purposes of amending its articles of incorporation:

         1. The name of the corporation is Inter(bullet)Act Systems, Incorporated.

         2. The Articles of Incorporation of the corporation are hereby amended as follows:

                  Article 2 of the Articles of Incorporation is hereby amended in its entirety to read as follows:

                  2. The number of shares the corporation is authorized to issue is 20,000,000 shares of Common Stock.

         3. The foregoing amendment was approved on the 12th day of June, 1996 by the shareholders of the corporation as required by the North Carolina Business Corporation Act.

         This the 12th day of June, 1996.


                                       INTER(bullet)ACT SYSTEMS, INCORPORATED



                                       By:
                                       Stephen R. Leeolou, Chairman of the
                                       Board of Directors





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